EXHIBIT 21

SUBSIDIARIES AND ASSOCIATED TRADENAMES

	COMPANY NAME	JURISDICTION OF INCORPORATION
1.	A. T. Massey Coal Company, Inc.	Virginia
a) d/b/a Massey Coal Export Company
2.	Alex Energy, Inc. (5)	West Virginia
a) d/b/a Edwight Mining Company
b) d/b/a Intrepid Mining Company
c) d/b/a North Surface Mine
d) d/b/a Superior Surface Mine
3.	Aracoma Coal Company, Inc. (2)	West Virginia
4.	Bandmill Coal Corporation (2)	West Virginia
5.	Bandytown Coal Company (7)	West Virginia
6.	Barnabus Land Company (8)	West Virginia
7.	Belfry Coal Corporation (13)	West Virginia
8.	Ben Creek Coal Company (8)	West Virginia
9.	Big Bear Mining Company (2)	West Virginia
a) d/b/a Lynco Mining Company
10.	Big Sandy Venture Capital Corp. (14)	West Virginia
11.	Black King Mine Development Co. (2)	West Virginia
12.	Blue Ridge Venture Capital Corp. (15)	West Virginia
13.	Boone East Development Co. (6)	West Virginia
14.	Boone Energy Company (2)	West Virginia
15.	Boone West Development Co. (6)	West Virginia
16.	Central Penn Energy Company, Inc. (6)	Pennsylvania
17.	Central West Virginia Energy Company (6)	West Virginia
18.	Ceres Land Company (6)	West Virginia
19.	Clear Fork Coal Company (7)	West Virginia
20.	Coal Handling Solutions, LLC (3)(30) (<100%)	Delaware
21.	CoalSolv, LLC (25) (<100%)	Virginia
22.	Crystal Fuels Company (12)	West Virginia
23.	Dehue Coal Company (7)	West Virginia
24.	Delbarton Mining Company (2)	West Virginia
25.	Demeter Land Company (6)	West Virginia
26.	Douglas Pocahontas Coal Corporation (6)	West Virginia
27.	DRIH Corporation (4)	Delaware
28.	Duchess Coal Company (7)	West Virginia
29.	Duncan Fork Coal Company (7)	Pennsylvania
30.	Eagle Energy, Inc. (7)	West Virginia
31.	Elk Run Coal Company, Inc. (1)	West Virginia
a) d/b/a Black Castle Mining Company
b) d/b/a Homer III Processing Company
c) d/b/a Republic Energy
32.	Feats Venture Capital Corp. (8)	West Virginia
33.	Foothills Coal Company (3)	West Virginia
34.	Goals Coal Company (9)	West Virginia
35.	Green Valley Coal Company (2)	West Virginia
a) d/b/a PP&M Company
36.	Greyeagle Coal Company (4)	Kentucky
37.	Haden Farms, Inc. (6)	Virginia
38.	Hanna Land Company, LLC (10)(1)	Kentucky
39.	Hazy Ridge Coal Company (2)	West Virginia
40.	Highland Mining Company (2)	West Virginia
41.	Hopkins Creek Coal Company (7)	Kentucky

42.	Independence Coal Company, Inc. (2)	West Virginia
a) d/b/a Anna Branch Mining Company
b) d/b/a Endurance Mining Company
c) d/b/a Progress Coal Company
43.	Jacks Branch Coal Company (8)	West Virginia
44.	Joboner Coal Company (2)	Kentucky
45.	Kanawha Energy Company (2)	West Virginia
46.	Kingsport Handling LLC (26) (<100%)	Delaware
47.	Kingsport Services LLC (21) (<100%)	Delaware
48.	Knox Creek Coal Corporation (3)	Virginia
49.	Lauren Land Company (6)	Kentucky
50.	Laxare, Inc. (16)	West Virginia
51.	Logan County Mine Services, Inc. (4)	West Virginia
52.	Long Fork Coal Company (1)	Kentucky
53.	Lynn Branch Coal Company, Inc. (8)	West Virginia
54.	M & B Coal Company (28)(29)	West Virginia
55.	Majestic Mining, Inc. (17)	Texas
56.	Marfork Coal Company, Inc. (2)	West Virginia
a) d/b/a Mining Support Group
b) d/b/a Processing Maintenance Group
57.	Martin County Coal Corporation (1)	Kentucky
a) d/b/a Coal Handling Facility, Inc.
b) d/b/a The Lynnbark Land Company
c) d/b/a M T R Mining Company
58.	Massey Coal Sales Company, Inc. (1)	Virginia
a) d/b/a Massey Industrial Sales Company
b) d/b/a Massey Metallurgical Coal, Inc.
c) d/b/a Massey Utility & Industrial Sales
d) d/b/a Massey Utility Sales Company
59.	Massey Coal Services, Inc. (6)	West Virginia
60.	Massey Gas & Oil Company (6)	Louisiana
61.	Massey Technology Investments, Inc. (6)	Virginia
62.	Mountaineer Capital, L.P. (2) (<100%)	West Virginia
63.	New Market Land Company (6)	West Virginia
64.	New Ridge Mining Company (4)	Kentucky
d/b/a Coalgood Energy Company
65.	New River Energy Corporation (6)	West Virginia
66.	NICCO Corporation (19)	West Virginia
67.	Nicholas Energy Company (2)	West Virginia
68.	Omar Mining Company (2)	West Virginia
69.	Peerless Eagle Coal Co. (2)	West Virginia
70.	Performance Coal Company (2)	West Virginia
a) d/b/a Upper Big Branch Mining Company
71.	Peter Cave Mining Company (8)	Kentucky
72.	Pilgrim Mining Company, Inc. (3)	Kentucky
73.	Power Mountain Coal Company (5)	West Virginia
74.	Raven Resources, Inc. (16)	Florida
75.	Rawl Sales & Processing, Co.(2)	West Virginia
a) d/b/a Allburn Coal Company
b) d/b/a Big Bottom Coal Company
c) d/b/a Blackberry Creek Coal Company
d) d/b/a Bluesprings Coal Company
e) d/b/a Lobata Coal Company
f) d/b/a Magnolia Coal Company
g) d/b/a Maxann Coal Corp.

h) d/b/a P. M. Charles Coal Co.
i) d/b/a Pikco Mining Company
j) d/b/a Pond Creek Mining Co.
k) d/b/a Rocky Hollow Coal Co.
l) d/b/a Sprouse Creek Processing Company
m) d/b/a Sycamore Mining Co.
n) d/b/a Tall Timber Coal Company
76.	Rawl Sales Venture Capital Corp.(2)(8)	West Virginia
77.	Road Fork Development Company, Inc. (2)	Kentucky
a) d/b/a Burnwell Energy Company
b) d/b/a Calloway Mining Company
c) d/b/a Extra Energy Company
d) d/b/a Pegs Branch Mining Company
e) d/b/a Resource Energy Company
f) d/b/a Sheep Fork Mining Company
78.	Robinson-Phillips Coal Company (7) a) d/b/a Simron Fuel. Co. b) d/b/a Winston Coal Company	West Virginia
79.	Rockridge Coal Company (8)	West Virginia
80.	Rum Creek Coal Sales, Inc. (8)	West Virginia
81.	Rum Creek Synfuel Company (2)	West Virginia
82.	Russell Fork Coal Company (7)	West Virginia
83.	SC Coal Corporation (6)	Delaware
84.	Scarlet Development Company (6)	Pennsylvania
85.	Shannon-Pocahontas Coal Corporation (7)	West Virginia
86.	Shannon-Pocahontas Mining Company (23)(24)	West Virginia
87.	Shenandoah Capital Management Corp. (20)	West Virginia
88.	Sidney Coal Company, Inc. (1)	Kentucky
a) d/b/a Atlas Processing Company
b) d/b/a Clean Energy Mining Company
c) d/b/a Freedom Energy Mining Company
d) d/b/a Ora Mae Coal Company
e) d/b/a Pegs Branch Energy Mine
f) d/b/a Rockhouse Energy Mining Company
g) d/b/a Solid Energy Mining Company
89.	Spartan Mining Company (2)	West Virginia
a) d/b/a Big M Transport
b) d/b/a Black Knight Mining Company
c) d/b/a Diamond Energy Mining Company
d) d/b/a Guyandotte Energy
e) d/b/a Mammoth Coal Company
f) d/b/a Mass Transport Company
g) d/b/a Poca 3
h) d/b/a Spring Branch Mining Company
i) d/b/a Trace Transport Company
j) d/b/a Trail Mining Company
k) d/b/a Victory Energy Mining Company
l) d/b/a Victory Processing Company
90.	St. Alban’s Capital Management Corp. (8)	West Virginia
91.	Stirrat Coal Company (2)	West Virginia
92.	Stone Mining Company (7)	Kentucky
93.	Support Mining Company (2)	West Virginia
94.	Sycamore Fuels, Inc. (8)	West Virginia
95.	Talon Loadout Company (2)	West Virginia
96.	T.C.H. Coal Co. (7)	Kentucky

97.	Tennessee Consolidated Coal Company (3)	Tennessee
98.	Tennessee Energy Corp. (3)	Tennessee
99.	Thunder Mining Company (2)	West Virginia
100.	Town Creek Coal Company (7)	West Virginia
101.	Trace Creek Coal Company (7)	Pennsylvania
102.	Tucson Limited Liability Company (1)	West Virginia
103.	Vantage Mining Company (22)	Kentucky
104.	White Buck Coal Company (4)	West Virginia
a) d/b/a Coal Mining Support Company
105.	Williams Mountain Coal Company (7)	West Virginia
a) d/b/a Naoma Coal Company
106.	Wyomac Coal Company, Inc. (7)	West Virginia
a) d/b/a Piney Creek Coal Company

(1)	Owned by A.T. Massey Coal Company, Inc.
(2)	Owned by Elk Run Coal Company, Inc.
(3)	Owned by Martin County Coal Corporation
(4)	Owned by Sidney Coal Company, Inc.
(5)	Owned by Nicholas Energy Company
(6)	Owned by Massey Coal Sales Company, Inc.
(7)	Owned by Long Fork Coal Company
(8)	Owned by Rawl Sales & Processing Co.
(9)	Owned by Performance Coal Company
(10)	Owned by Alex Energy, Inc.
(11)	Owned by Marfork Coal Company, Inc.
(12)	Owned by Sycamore Fuels, Inc.
(13)	Owned by Knox Creek Coal Corporation
(14)	Owned by Green Valley Coal Company
(15)	Owned by Eagle Energy, Inc.
(16)	Owned by Boone East Development Co.
(17)	Owned by NICCO Corporation
(18)	Owned by Duncan Fork Coal Company
(19)	Owned by Peerless Eagle Coal Co.
(20)	Owned by Independence Coal Company, Inc.
(21)	Owned by Tennessee Consolidated Coal Co.
(22)	Owned by Rum Creek Coal Sales, Inc.
(23)	Owned by Shannon-Pocahontas Coal Corporation
(24)	Owned by Omar Mining Company
(25)	Owned by Massey Technology Investments, Inc.
(26)	Owned by Tennessee Energy Corp.
(27)	Owned by Coal Handling Solutions, LLC
(28)	Owned by Town Creek Coal Company
(29)	Owned by Wyomac Coal Company, Inc.
(30)	Owned by Road Fork Development Company, Inc.